Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
AutoNation, Inc.:
We consent to the incorporation by reference in the registration statements listed below of AutoNation, Inc. of our reports dated February 16, 2009, with respect to the consolidated balance sheets of AutoNation, Inc. as of December 31, 2008 and 2007, and the related consolidated statements of income, shareholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2008, and all related financial statement schedules, and the effectiveness of internal control over financial reporting as of December 31, 2008, which reports appear in the December 31, 2008 annual report on Form 10-K of AutoNation, Inc.
Our report on the consolidated financial statements refers to the adoption of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes – An Interpretation of FASB Statement No. 109, Accounting for Income Taxes, effective January 1, 2007.
•	Form S-3 (Registration Nos. 333-44611, 333-35749, 333-29217, 333-23415, 333-20667, 333-18009, 333-08479, 333-04269, 333-01757, 033-65289, 033-63735, 033-62489, and 033-61649);
•	Form S-4 (Registration Nos. 333-41505, 333-17915, 333-17869, and 333-17867); and
•	Form S-8 (Registration Nos. 333-150756, 333-143250, 333-130019, 333-81888, 333-90819, 333-56967, 333-42891, 333-29265, 333-20669, 333-19453, 033-93742, and 333-07623).
/s/ KPMG LLP
February 16, 2009
Fort Lauderdale, Florida
Certified Public Accountants